FOR IMMEDIATE RELEASE

March 11, 2010

Sun Communities, Inc. Reports 2009 Fourth Quarter and Year End Results

Southfield, MI, March 11, 2010 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported fourth quarter and year ended December 31, 2009 results.

Financial Results

During the quarter ended December 31, 2009, total revenues increased to $64.7 million as compared to $63.0 million in the fourth quarter of 2008. Net loss for the fourth quarter of 2009 was $(2.9) million, or $(0.15) per diluted common share, compared with a net loss of $(18.5) million, or $(1.01) per diluted common share, for the same period in 2008. Funds from operations (“FFO”)(1) increased to $14.7 million, or $0.70 per diluted share/OP Unit, in the fourth quarter of 2009 as compared to $(0.6) million, or $(0.03) per diluted share/OP Unit, in the fourth quarter of 2008.

For the year ended December 31, 2009, total revenues increased to $256.6 million, as compared to $251.0 million for the same period in 2008, excluding $3.3 million in revenues from gain on sales of vacant land. Net loss was $(6.3) million, or $(0.34) per diluted common share, as compared to $(34.5) million, or $(1.90) per diluted common share, for the years ended December 31, 2009 and 2008, respectively. FFO(1) increased to $56.0 million, or $2.69 per diluted share/OP Unit, for the year ended December 31, 2009, as compared to $26.5 million, or $1.29 per diluted share/OP Unit, for the same period in 2008.

FFO per diluted share/OP Unit, adjusted for the items delineated in the Reconciliation of Net Loss to Funds From Operations Table below, is $0.77 and $0.73 for the fourth quarter 2009 and 2008 and $2.86 and $2.78 for the years ended December 31, 2009 and 2008, respectively.

Operational Results

For the year ended December 31, 2009, revenue producing sites increased by 224 sites, compared to a decrease of 47 sites for the year ended December 31, 2008, an improvement of 271 sites period over period. Revenue producing sites decreased by 19 for the fourth quarter of 2009, compared to a decrease of 135 sites during the fourth quarter of 2008, an improvement of 116 sites period over period. The Company rented an additional 230 homes during 2009 bringing the total number of occupied rentals to 5,747 at December 31, 2009.

“We are pleased to report an increase in revenue producing sites for 2009 as this represents the first time our gains have exceeded 200 sites since the year 2000,” said Gary A. Shiffman, Chairman and Chief Executive Officer. “We are further encouraged by strong occupancy results through February 2010 as revenue producing sites have increased by nearly 160 more sites than the same period in 2009 and we are currently projecting additional occupancy gains through March 31,” Shiffman added.

Same site results

For 136 communities owned throughout 2009 and 2008, total revenues increased 1.5 percent for the year ended December 31, 2009, and total expenses increased 3.4 percent, resulting in an increase in net operating income(2) of 0.7 percent. Same property occupancy for revenue producing sites was 83.4 percent at December 31, 2009 compared to 83.1 percent at December 31, 2008.

Home sales

During the fourth quarter of 2009, 305 homes were sold, bringing the total of homes sold year to date to 1,116, an increase of 15.6 percent from the 965 homes sold during 2008.  Rental home sales, included in total home sales above, totaled 174 and 705 for the three and twelve months ended December 31, 2009, as compared to 153 and 596 for the same periods in 2008.

General & administrative expenses-real property

General and administrative expenses – real property includes a provision for $0.7 million related to a public notice from the Michigan Department of Treasury dated February 5, 2010 that is contradictory to guidance issued in 1999 with regard to the filing methodology for federally disregarded single member limited liability companies under the former Michigan Single Business Tax.  The provision includes an estimated tax liability for several single member limited liability companies for the years 1997-2007, whose taxable income was included in the Company’s consolidated Michigan Single Business Tax returns for those years.  The ultimate payment of this liability is dependent on the outcome of expected litigation and/or legislation in the State of Michigan concerning this controversial notice.

“We were able to achieve a majority of the goals we set out to accomplish in 2009 despite a difficult economic environment,” said Shiffman. “During the decade we have successfully operated in the most challenging of times; within our industry, through the site built housing credit bubble build up and bust, and through severe local, national and global economic downturns. We are optimistic about 2010 and the accompanying guidance reflects another year of growth in Sun’s key operating metrics,” Shiffman added.

2010 Earnings Guidance

It is the Company's expectation that FFO(1) per diluted share/OP unit will be in the range of $2.89 to $2.98 per diluted share/OP unit for 2010. Guidance is derived from the following operational assumptions:

Site rent increases

The weighted average site rental increase for 2010 is expected to be 2.5 percent.

Occupancy

Revenue producing sites are expected to increase by approximately 300 sites. The improvement in occupancy results for 2010 compared to 2009 is concentrated in the South, Southeast and West while the East and Midwest are expected to maintain occupancy levels.

Same property portfolio

The Company's same property portfolio of 136 communities is expected to generate growth in net operating income (2) of approximately 1.9 percent in 2010.

Home sales

The Company expects to sell approximately 1,270 homes, including 750 rental homes, an increase of 13.8%.

Rental home program

Guidance includes the assumption of an increase in occupied rental units of 220 and no increase in the average monthly rental rate. The Company expects to receive over 19,000 applications to live in its communities in 2010.

Origen

FFO(1) guidance includes no contribution from Origen in 2010 as equity earnings are not reasonably estimable.

Recurring capital expenditures

The Company expects recurring capital expenditures to approximate $7.3 million for 2010, or about $0.35 per diluted share/OP unit.  Using the midpoint of earnings guidance, funds available for distribution will approximate $2.59 per diluted share/OP unit which equates to a 103% coverage ratio when compared to the Company’s 2009 annual dividend of $2.52 per diluted share/OP unit.

General & administrative expenses-real property

General and administrative expenses–real property are expected to approximate $16.4 million.

Debt maturities

The Company has maturities of $1.3 million of its preferred operating partnership units in 2010.

Interest expense

The Company assumed interest rates to approximate the rates in effect at January 1, 2010 and included the payment of a 200 basis point facility fee on its $152.4 million of variable rate debt with Fannie Mae. The Company is currently in litigation with Fannie Mae with regard to this fee.

Earnings Conference Call

A conference call to discuss fourth quarter operating results will be held on March 11, 2010, at 11:00 A.M. EDT. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through March 25, 2010, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 345242. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 136 communities comprising approximately 47,600 developed sites.

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

(2)
Investors in and analysts following the real estate industry utilize net operating income (“NOI”) as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

For more information about Sun Communities, Inc.
visit our website at www.suncommunities.com
-FINANCIAL TABLES FOLLOW-
        FORWARD LOOKING STATEMENTS
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s expectations of future events.

ADOPTION OF NEW ACCOUNTING STANDARDS
The Company adopted Statement of Financial Accounting Standards (SFAS) No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is now included within the FASB Accounting Standards Codification TM (“ASC”) Topic 810, Consolidation, in the first quarter of 2009 which required reclassification of prior period financial information. This updated guidance resulted in the presentation of noncontrolling interest, previously referred to as minority interest, be reported as a separate component of equity in the Company’s Consolidated Financial Statements, and that losses be allocated to the noncontrolling interest even if the allocation resulted in a deficit balance.

SUN COMMUNITIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED DECEMBER 31, 2009 AND 2008
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES
Income from real property	$50,751	$49,658	$198,844	$195,450
Revenue from home sales	8,609	7,273	32,721	31,477
Rental home revenue	5,014	5,215	20,463	20,533
Ancillary revenues, net	126	106	387	455
Interest	1,811	1,161	6,005	3,902
Other income (loss), net	(1,650)	(410)	(1,811)	2,474
Total revenues	64,661	63,003	256,609	254,291

COSTS AND EXPENSES
Property operating and maintenance	12,535	12,389	51,176	49,246
Real estate taxes	4,387	3,799	16,537	15,982
Cost of home sales	6,170	5,393	23,483	24,286
Rental home operating and maintenance	3,868	4,107	16,291	15,673
General and administrative - real property	4,917	3,817	17,670	16,363
General and administrative - home sales and rentals	1,897	1,731	7,429	6,734
Georgia flood damage	-	-	800	-
Depreciation and amortization	17,051	16,330	65,011	64,427
Asset impairment charge	-	9,087	-	9,087
Interest	15,339	15,464	59,432	60,775
Interest on mandatorily redeemable debt	838	847	3,347	3,382
Total expenses	67,002	72,964	261,176	265,955

Loss before income taxes and equity loss from affiliates	(2,341)	(9,961)	(4,567)	(11,664)
Provision for state income taxes	(31)	(302)	(413)	(336)
Equity loss from affiliates	(832)	(2,462)	(2,176)	(16,498)
Loss from continuing operations	(3,204)	(12,725)	(7,156)	(28,498)
Loss from discontinued operations	(72)	(4,326)	(227)	(5,111)
Net loss	(3,276)	(17,051)	(7,383)	(33,609)
Less: amounts attributable to noncontrolling interests	(391)	1,441	(1,081)	839
Net loss attributable to Sun Communities, Inc. common stockholders	$(2,885)	$(18,492)	$(6,302)	$(34,448)

Amounts attributable to Sun Communities, Inc. common stockholders:
Loss from continuing operations, net of state income taxes	$(2,821)	$(14,009)	$(6,099)	$(29,209)
Loss from discontinued operations, net of state income taxes	(64)	(4,483)	(203)	(5,239)
Loss attributable to Sun Communities, Inc. common stockholders	$(2,885)	$(18,492)	$(6,302)	$(34,448)

Weighted average common shares outstanding:
Basic	18,624	18,252	18,484	18,176
Diluted	18,624	18,252	18,484	18,176

Basic and diluted loss per share:
Continuing operations	$(0.15)	$(0.77)	$(0.33)	$(1.61)
Discontinued operations	-	(0.24)	(0.01)	(0.29)
Basic and diluted loss per share	$(0.15)	$(1.01)	$(0.34)	$(1.90)

Cash dividends per common share:	$0.63	$0.63	$2.52	$2.52

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS
FOR THE PERIODS ENDED DECEMBER 31, 2009 AND 2008
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net loss	$(3,276)	$(17,051)	$(7,383)	$(33,609)
Adjustments:
Depreciation and amortization	17,524	16,962	66,888	66,892
Provision (benefit) for state income taxes (3)	(42)	3	(97)	(402)
Loss (gain) on disposition of assets, net	501	(542)	(3,432)	(6,380)
Funds from operations (FFO) (1)	$14,707	$(628)	$55,976	$26,501

Weighted average Common Shares/OP Units outstanding:
Basic	20,973	20,507	20,833	20,463
Diluted	20,973	20,507	20,833	20,508

FFO per weighted average Common Share/OP Unit - Basic	$0.70	$(0.03)	$2.69	$1.30
FFO per weighted average Common Share/OP Unit - Diluted	$0.70	$(0.03)	$2.69	$1.29

The table below adjusts FFO to exclude certain items as detailed below (in thousands, except for per share/OP unit amounts).

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net loss	$(3,276)	$(17,051)	$(7,383)	$(33,609)
Equity affiliate adjustment	443	2,420	1,654	16,470
Asset impairment charge	-	13,171	-	13,171
Severance charges	-	-	-	888
Georgia flood damage	-	-	800	-
Michigan Single Business Tax provision	740	-	740	-
Origen LLC impairment charge	322	-	322	-
Adjusted net loss	(1,771)	(1,460)	(3,867)	(3,080)
Depreciation and amortization	17,524	16,962	66,888	66,892
Provision (benefit) for state income taxes (3)	(42)	3	(97)	(402)
Loss (gain) on disposition of assets, net	501	(542)	(3,432)	(6,380)
Adjusted funds from operations (FFO) (1)	$16,212	$14,963	$59,492	$57,030

Adjusted FFO per weighted average Common Share/OP Unit - Diluted	$0.77	$0.73	$2.86	$2.78

(3)
 The tax benefit for the periods ended December 31, 2009 and 2008 represents the reversal of a tax provision for potential taxes payable on the sale of company assets related to the enactment of the Michigan Business Tax. These taxes do not impact Funds from Operations and would be payable from prospective proceeds of such sales.

SUN COMMUNITIES, INC.
SELECTED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	December 31, 2009	December 31, 2008
Investment property before accumulated depreciation	$1,565,700	$1,549,339
Total assets	$1,181,365	$1,206,999
Total debt and lines of credit	$1,253,907	$1,229,571
Total stockholders' deficit	$(111,308)	$(59,882)

SUN COMMUNITIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
FOR THE PERIODS ENDED DECEMBER 31, 2009 AND 2008
 (In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net loss	$(3,276)	$(17,051)	$(7,383)	$(33,609)
Unrealized gain (loss) on interest rate swaps	279	(1,931)	1,111	(1,995)
Total comprehensive loss	(2,997)	(18,982)	(6,272)	(35,604)
Less: amounts attributable to noncontrolling interests	(616)	1,493	(963)	889
Comprehensive loss attributable to Sun Communities, Inc. common stockholders	$(2,381)	$(20,475)	$(5,309)	$(36,493)

SUN COMMUNITIES, INC.
 ADDITIONAL INFORMATION
(Unaudited)

SAME PROPERTY RESULTS

For 136 communities owned throughout both years (amounts in thousands):

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2009	2008	% Change	2009	2008	% Change
Total revenue	$48,018	$47,168	1.8%	$188,423	$185,656	1.5%
Total expense	14,189	13,698	3.6%	57,292	55,434	3.4%
Net operating income(2)	$33,829	$33,470	1.1%	$131,131	$130,222	0.7%

Same property occupancy and weighted average monthly rent information at December 31, 2009 and 2008:

	2009	2008
Developed sites	47,572	47,613
Occupied sites (4)	37,935	37,711
Occupancy % (4)	83.4%	83.1%
Weighted average monthly rent per site (5)	$404	$393

(4)	Occupied sites and occupancy % include manufactured housing and permanent recreational vehicle sites, and exclude seasonal recreational vehicle sites.
  (5)  Average rent relates only to manufactured housing sites, and excludes permanent and seasonal recreational vehicle sites.

SUN COMMUNITIES, INC.
 ADDITIONAL INFORMATION, CONTINUED
(Unaudited)

RENTAL PROGRAM SUMMARY
(In thousands, except for certain items marked with *)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Rental home revenue	$5,014	$5,215	$20,463	$20,533
Site rent from Rental Program	6,838	6,259	26,699	24,537
Rental Program revenue	11,852	11,474	47,162	45,070
Expenses
Payroll and commissions	400	407	2,335	2,008
Repairs and refurbishment	1,784	2,039	7,513	7,419
Taxes and insurance	778	708	3,101	2,802
Marketing and other	906	953	3,342	3,444
Rental Program operating and maintenance	3,868	4,107	16,291	15,673
Net operating income(2)	$7,984	$7,367	$30,871	$29,397

Occupied rental homes information as of and for the years ended December 31, 2009 and 2008:

Other Information	2009	2008	% Change
Number of occupied rentals, end of period*	5,747	5,517	4.2%
Investment in occupied rental homes	$181,206	$170,521	6.3%
Number of sold rental homes*	705	596	18.3%
Weighted average monthly rental rate*	$728	$736